Exhibit 99.1

Taboola Reports Strong Q3 2024, Beating Revenues, ex-TAC and Adj. EBITDA;
Reiterating 2024 Revenues, ex-TAC, & Adj. EBITDA Guidance; Raising 2024 Free Cash Flow Target

Q3 2024 and FY 2024 Key Highlights
Q3 Financials - Beat on Revenues, ex-TAC, and Adj. EBITDA;  $97M YTD FCF already approaching FY 2024 target of $100M+

-      Q3 2024 Results: Revenues $433M, Gross profit $133M, ex-TAC Gross Profit $166M, Net loss $6M, Non-GAAP Net Income $22M, Adj. EBITDA $48M, Free Cash Flow $43M

-      Strong YoY growth: Revenues +20%, ex-TAC +30%, Adj. EBITDA +110%, FCF +88%

-      Strong Free Cash Flow conversion: 89% conversion from Adj. EBITDA

Reiterating 2024 Revenues, ex-TAC, Adj. EBITDA guidance; Growth rates accelerate across all metrics; Raising 2024 FCF Target to $105M+

-      Q4 guidance: $475M in Revenues (+13% YoY), $188M Gross profit (+36% YoY), $213M ex-TAC Gross Profit (+26% YoY), $91M Adj. EBITDA (+82% YoY)*

-      Reiterating 2024 guidance: $1,750M Revenues (+22% YoY), $667M ex-TAC Gross Profit (+25% YoY), $200M+ Adj. EBITDA (2x+ YoY; ~30% margin)*

-      Raising 2024 FCF target from $100M+ FCF (2x+ YoY) to $105M+

Business highlights - Yield growth turns positive in Q3 driven by growth in ad spend; met our internal Q3 Yahoo advertiser spend targets

-      Released Abby, advanced GenAI ad assistant, allowing advertisers to “talk” to Taboola and successfully launch ads in minutes

-      Max Conversions adoption of ~70%; +1,500 advertisers QoQ; # of campaigns +36% QoQ

-      Tier 1 brand & agency spend very strong led by auto, e-commerce, and finance verticals

-      Another quarter when ad spend out of China is up 2x vs last year

-      Apple News/Stocks seeing significant commercial traction - Sept # advertisers 2x vs July

-      Taboola News - Xiaomi expands partnership to more global markets and across more touchpoints per device

* References midpoints of guidance ranges, where applicable.

NEW YORK, November 7, 2024 (GLOBE NEWSWIRE) -- Taboola (Nasdaq: TBLA), a global leader in powering recommendations for the open web, today announced its results for the quarter ended September 30, 2024.

“I’m happy with our Q3 performance, beating our Revenues, ex-TAC and Adjusted EBITDA guidance and raising our 2024 Free Cash Flow target,” said Adam Singolda, CEO of Taboola. “2024 is a big year for us, and I’m so proud of our execution, leading into a strong Q4. We are looking forward to delivering on our guidance, and having a very strong close to the year. We remain laser focused on driving demand and improving advertiser success.  We are confident in our strategy of building the largest scale performance advertising company in the open web outside of the walled gardens, and look forward to sharing more about our long-term strategy at Taboola’s Investor Day early next year.”

Third Quarter 2024 Financial Highlights
The following table summarizes our consolidated financial results for the three months ended September 30, 2024 and 2023:

(dollars in millions, except per share data)	Three months ended September 30,
	2024	2023
	Unaudited
Revenues	$433.0	$360.2
Gross profit	$132.9	$100.7
Net loss	$(6.5)	$(23.1)
EPS diluted (1)	$(0.02)	$(0.07)
Ratio of net loss to gross profit	(4.9%)	(23.0%)
Cash flow provided by operating activities	$49.8	$32.5
Cash, cash equivalents, short-term deposits and investments	$217.2	$250.7

Non-GAAP Financial Data *
ex-TAC Gross Profit	$166.4	$128.4
Adjusted EBITDA	$47.9	$22.8
Non-GAAP Net Income	$22.2	$6.7
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	28.8%	17.8%
Free Cash Flow	$42.9	$22.8

1 The weighted-average shares for the three months ended September 30, 2024 and 2023 were 342,886,216 and 352,591,043 shares, respectively. The weighted-average share count for the three months ended September 30, 2024 and 2023 includes 298,675,810 and 307,392,341 Ordinary shares and 44,210,406 and 45,198,702 Non-voting Ordinary shares, respectively.

Third Quarter 2024 Business Highlights
●	Revenue Highlights
○	Revenue growth driven by the addition of new publisher partners and Tier 1 advertisers to the Taboola network.
○	Publisher wins that were new and from competitors included National World and Axiom Media Alliance.
○	Renewed relationships with many well-known publishers and OEM partners including Xiaomi, El Universal, and Network18.
●	Notable product launches and advancements
○	Introduction of Abby, a Generative AI technology that advertisers can use to start and manage campaigns, even without being an expert in advertising.
○	Taboola was chosen as a winner for ‘Best Native Advertising Platform’ with the Digiday Technology Awards.
○	Taboola was re-awarded the Interactive Advertising Bureau (IAB) UK Gold Standard Certification in recognition of its commitment to upholding the latest key advertising industry standards.

Fourth Quarter & Full Year 2024 Financial Guidance
For the Fourth Quarter and Full Year 2024, the Company currently expects (dollars in millions):

	Q4 2024 Guidance	FY 2024 Guidance
Unaudited
(dollars in millions)
Revenues	$460 - $490	$1,735 - $1,765
Gross profit	$180 - $196	$535 - $555
ex-TAC Gross Profit*	$205 - $221	$656 - $679
Adjusted EBITDA*	$83 - $99	$200+
Non-GAAP Net Income (Loss)*	$37 - $53	$84 - $104

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

For more commentary on the quarter, please refer to Taboola’s Q3 2024 Shareholder Letter and Investor Presentation, both of which are posted on Taboola’s website today at investors.taboola.com

Webcast Details

Taboola's senior management team will discuss the Company's earnings on a call that will take place on November 7, 2024, at 8:30 AM ET. The call can be accessed via webcast at https://investors.taboola.com. To access the call by phone, please go to this link to register https://register.vevent.com/register/BI066e4776a6904de2b616a491677f1c32 and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on November 7, 2025.

*About Non-GAAP Financial Information

This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; changes in applicable laws or regulations; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will buyback any of our Ordinary shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions, other business opportunities and priorities, satisfying required conditions under the Israeli Companies Law and the Companies Regulations or other factors; the ability to generate or achieve the increase in Adjusted EBITDA and Free Cash Flow in 2024 or our expected revenue now that the Yahoo integration is live, in each case to the levels assumed in this press release or at all; ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; risks related to the fact that we are incorporated in Israel and governed by Israeli law; the potential impacts of the war in Israel to the Company’s operations; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola

Taboola is a market leading technology powering recommendations for the open web.

The Company’s platform, powered by artificial intelligence, is used by digital properties, including websites, devices and mobile apps, to drive monetization and user engagement. Taboola has long-term partnerships with some of the top digital properties in the world, including CNBC, BBC, NBC News, Business Insider, The Independent and El Mundo.

Approximately 18,000 advertisers use Taboola to reach nearly 600 million daily active users in a brand-safe environment. Following the acquisition of Connexity in 2021, Taboola is a leader in powering e-commerce recommendations, driving more than 1 million monthly transactions. Leading brands, including Walmart, Macy’s, Wayfair, Skechers and eBay are among key customers.

Learn more at www.taboola.com and follow @taboola on X.

Investor Contact:	Press Contact:

Jessica Kourakos	Dave Struzzi

investors@taboola.com	press@taboola.com

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	September 30,	December 31,
	2024	2023
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$217,230	$176,108
Short-term investments	—	5,725
Restricted deposits	1,312	1,407
Trade receivables (net of allowance for credit losses of $7,640 and $10,207 as of September 30, 2024 and December 31, 2023, respectively)	297,330	306,307
Prepaid expenses and other current assets	61,995	69,865
Total current assets	577,867	559,412
NON-CURRENT ASSETS
Long-term prepaid expenses	24,470	39,602
Commercial agreement asset	288,061	289,451
Restricted deposits	4,078	4,247
Operating lease right of use assets	60,329	61,746
Property and equipment, net	73,696	72,155
Intangible assets, net	78,485	125,258
Goodwill	555,931	555,931
Total non-current assets	1,085,050	1,148,390
Total assets	$1,662,917	$1,707,802

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	September 30,	December 31,
	2024	2023
	Unaudited
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables	$273,618	$282,012
Short-term operating lease liabilities	21,873	20,264
Accrued expenses and other current liabilities	146,732	118,689
Current maturities of long-term loan	—	3,000
Total current liabilities	442,223	423,965
LONG-TERM LIABILITIES
Long-term loan, net of current maturities	146,070	142,164
Long-term operating lease liabilities	44,970	49,450
Warrants liability	1,504	6,129
Deferred tax liabilities, net	3,853	14,815
Other long-term liabilities	12,482	14,217
Total long-term liabilities	208,879	226,775
SHAREHOLDERS' EQUITY
Ordinary shares with no par value - Authorized: 700,000,000 as of September 30, 2024 and December 31, 2023; 322,370,752 and 310,911,091 shares issued, and 292,633,697 and 295,670,620 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Non-voting Ordinary shares with no par value - Authorized: 46,000,000 as of September 30, 2024 and December 31, 2023; 45,198,702 shares issued, and 44,210,406 and 45,198,702 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Treasury Ordinary shares, at cost - 30,725,351 (29,737,055 Ordinary shares and 988,296 Non-voting Ordinary shares) and 15,240,471 Ordinary shares as of September 30, 2024 and December 31, 2023, respectively	(120,030)	(55,513)
Additional paid-in capital	1,319,043	1,262,093
Accumulated other comprehensive income	165	942
Accumulated deficit	(187,363)	(150,460)
Total shareholders' equity	1,011,815	1,057,062
Total liabilities and shareholders' equity	$1,662,917	$1,707,802

CONSOLIDATED STATEMENTS OF LOSS

U.S. dollars in thousands, except share and per share data

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	Unaudited
Revenues	$433,012	$360,221	$1,275,180	$1,019,911
Cost of revenues:
Traffic acquisition cost	267,997	231,786	821,737	652,602
Other cost of revenues	32,138	27,776	96,835	80,001
Total cost of revenues	300,135	259,562	918,572	732,603
Gross profit	132,877	100,659	356,608	287,308
Operating expenses:
Research and development	36,727	35,890	106,264	101,876
Sales and marketing	67,808	59,664	200,253	181,431
General and administrative	23,784	23,839	71,397	76,533
Total operating expenses	128,319	119,393	377,914	359,840
Operating income (loss)	4,558	(18,734)	(21,306)	(72,532)
Finance expenses, net	(1,106)	(4,402)	(3,740)	(11,383)
Income (loss) before income taxes	3,452	(23,136)	(25,046)	(83,915)
Income tax expenses	(9,906)	—	(11,857)	(1,848)
Net loss	$(6,454)	$(23,136)	$(36,903)	$(85,763)

Net loss per share attributable to Ordinary and Non-voting Ordinary shareholders, basic and diluted	$(0.02)	$(0.07)	$(0.11)	$(0.25)
Weighted-average shares used in computing net loss per share attributable to Ordinary and Non-voting Ordinary shareholders, basic and diluted	342,886,216	352,591,043	343,606,187	345,631,022

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	Unaudited
Net loss	$(6,454)	$(23,136)	$(36,903)	$(85,763)
Other comprehensive income (loss):
Unrealized and realized gains on available-for-sale marketable securities, net	—	46	6	503
Unrealized gains (losses) on derivative instruments, net	204	570	(783)	113
Other comprehensive income (loss)	204	616	(777)	616
Comprehensive loss	$(6,250)	$(22,520)	$(37,680)	$(85,147)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	Unaudited
Cost of revenues	$933	$999	$3,040	$3,082
Research and development	6,785	6,256	20,015	18,281
Sales and marketing	4,671	4,127	13,526	12,813
General and administrative	4,797	4,869	15,311	14,692
Total share-based compensation expenses	$17,186	$16,251	$51,892	$48,868

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	Unaudited
Cost of revenues	$10,580	$11,006	$31,206	$27,764
Research and development	1,384	564	3,493	1,758
Sales and marketing	12,669	13,531	39,597	40,566
General and administrative	160	215	1,680	621
Total depreciation and amortization expense	$24,793	$25,316	$75,976	$70,709

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	Unaudited
Cash flows from operating activities
Net loss	$(6,454)	$(23,136)	$(36,903)	$(85,763)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	24,793	25,316	75,976	70,709
Share-based compensation expenses	17,186	16,251	51,892	48,868
Commercial agreement asset amortization	1,390	—	1,390	—
Net loss (income) from financing expenses	(1,909)	1,033	(1,131)	1,269
Revaluation of the Warrants liability	(738)	241	(4,625)	(733)
Amortization of loan and credit facility issuance costs	363	329	1,092	1,220
Amortization of premium and accretion of discount on short-term investments, net	147	(393)	230	(923)
Change in operating assets and liabilities:
Decrease (increase) in trade receivables, net	(11,656)	(14,681)	12,977	24,590
Decrease (increase) in prepaid expenses and other current assets and long-term prepaid expenses	8,797	(6,088)	23,787	2,554
Increase (decrease) in trade payables	(1,004)	31,952	(12,901)	2,222
Increase in accrued expenses and other current liabilities and other long-term liabilities	21,449	3,565	23,027	5,377
Decrease in deferred taxes, net	(3,061)	(1,724)	(10,962)	(8,218)
Change in operating lease right of use assets	5,354	4,372	14,638	12,447
Change in operating lease liabilities	(4,885)	(4,578)	(16,091)	(12,038)
Net cash provided by operating activities	49,772	32,459	122,396	61,581
Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(6,908)	(9,661)	(25,130)	(19,839)
Business acquisition deferred payment	—	—	(719)	—
Investments in restricted deposits	—	(253)	—	(594)
Proceeds from maturities of short-term investments	—	30,033	5,765	107,669
Purchase of short-term investments	—	—	—	(21,991)
Net cash provided by (used in) investing activities	(6,908)	20,119	(20,084)	65,245
Cash flows from financing activities
Issuance costs	—	—	(695)	—
Exercise of options and vested RSUs	968	2,973	5,709	5,429
Payment of tax withholding for share-based compensation expenses	(709)	(1,305)	(2,396)	(3,213)
Repurchase of Ordinary shares	(9,578)	(18,799)	(64,517)	(23,157)
Payments on account of repurchase of Ordinary shares	(422)	—	(422)	—
Repayment of long-term loan	—	(750)	—	(32,250)
Net cash used in financing activities	(9,741)	(17,881)	(62,321)	(53,191)
Exchange rate differences on balances of cash and cash equivalents	1,909	(1,033)	1,131	(1,269)
Increase in cash and cash equivalents	35,032	33,664	41,122	72,366
Cash and cash equivalents - at the beginning of the period	182,198	204,595	176,108	165,893
Cash and cash equivalents - at end of the period	$217,230	$238,259	$217,230	$238,259

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$3,796	$3,102	$13,396	$9,935
Interest	$3,760	$4,813	$11,054	$14,580
Non-cash investing and financing activities:
Purchase of property and equipment, including capitalized internal-use software	$4,508	$5,694	$4,508	$5,694
Share-based compensation included in capitalized internal-use software	$1,045	$399	$1,745	$1,731
Creation of operating lease right-of-use assets	$9,557	$5,011	$13,221	$10,604

APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (UNAUDITED)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(dollars in thousands)
Revenues	$433,012	$360,221	$1,275,180	$1,019,911
Traffic acquisition cost (1)	267,997	231,786	821,737	652,602
Other cost of revenues	32,138	27,776	96,835	80,001
Gross profit	$132,877	$100,659	$356,608	$287,308
Add back: Other cost of revenues and amortization (1)	33,528	27,776	98,225	80,001
ex-TAC Gross Profit	$166,405	$128,435	$454,833	$367,309

1 The three and nine months ended September 30, 2024 included $1,390 initial amortization expenses of the non-cash based Commercial agreement asset.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(dollars in thousands)
Net loss	$(6,454)	$(23,136)	$(36,903)	$(85,763)
Adjusted to exclude the following:
Finance expenses, net	1,106	4,402	3,740	11,383
Income tax expenses	9,906	—	11,857	1,848
Depreciation and amortization (1)	26,183	25,316	77,366	70,709
Share-based compensation expenses	15,423	13,605	44,838	41,022
Holdback compensation expenses (2)	1,763	2,646	7,054	7,846
Other costs (3)	—	—	695	1,571
Adjusted EBITDA	$47,927	$22,833	$108,647	$48,616

1 The three and nine months ended September 30, 2024 included $1,390 initial amortization expenses of the non-cash based Commercial agreement asset.
2 Represents share-based compensation due to holdback of Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
3 The nine months ended September 30, 2024 and September 30, 2023 included one-time professional service costs and one-time costs related to the Commercial agreement, respectively.

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (loss).

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(dollars in thousands)
Net loss	$(6,454)	$(23,136)	$(36,903)	$(85,763)
Amortization (1)	16,474	15,980	48,163	47,911
Share-based compensation expenses	15,423	13,605	44,838	41,022
Holdback compensation expenses (2)	1,763	2,646	7,054	7,846
Other costs (3)	—	—	695	1,571
Revaluation of Warrants	(737)	241	(4,624)	(733)
Foreign currency exchange rate losses (gains) (4)	(738)	859	650	625
Income tax effects	(3,520)	(3,491)	(10,820)	(11,282)
Non-GAAP Net Income	$22,211	$6,704	$49,053	$1,197

1 The three and nine months ended September 30, 2024 included $1,390 initial amortization expenses of the non-cash based Commercial agreement asset.
2 Represents share-based compensation due to holdback of Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
3 The nine months ended September 30, 2024 and September 30, 2023 included one-time professional service costs and one-time costs related to the Commercial agreement, respectively.
4 Represents foreign currency exchange rate gains or losses related to the remeasurement of monetary assets and liabilities to the Company’s functional currency using exchange rates in effect at the end of the reporting period.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(dollars in thousands)
Net cash provided by operating activities	$49,772	$32,459	$122,396	$61,581
Purchases of property and equipment, including capitalized internal-use software	(6,908)	(9,661)	(25,130)	(19,839)
Free Cash Flow	$42,864	$22,798	$97,266	$41,742

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2024 AND FULL YEAR 2024 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected Gross profit to ex-TAC Gross Profit.

	Q4 2024 Guidance	FY 2024 Guidance
Unaudited
(dollars in millions)
Revenues	$460 - $490	$1,735 - $1,765
Traffic acquisition cost	($255) - ($269)	($1,079) - ($1,086)
Other cost of revenues	($25) - ($25)	($121) - ($124)
Gross profit	$180 - $196	$535 - $555
Add back: Other cost of revenues	($25) - ($25)	($121) - ($124)
ex-TAC Gross Profit	$205 - $221	$656 - $679

Although we provide a projection for Free Cash Flow, we are not able to provide a projection for net cash provided by operating activities, the most directly comparable GAAP measure. Certain elements of net cash provided by operating activities, including taxes and timing of collections and payments, are not predictable therefore projecting an accurate forecast is difficult. As a result, it is impractical for us to provide projections on net cash provided by operating activities or to reconcile our Free Cash Flow projections without unreasonable efforts. Consequently, no disclosure of projected net cash provided by operating activities is included. For the same reasons, we are unable to address the probable significance of the unavailable information.